EXHIBIT 99.1

FRANKLIN TEMPLETON                                     One Franklin Parkway
   INVESTMENTS                                         San Mateo, CA  94403-1906

                                                       tel 650-312-2000
                                                       franklintempleton.com
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FROM:      Franklin Resources, Inc.
           Investor Relations: Alan Weinfeld  (650) 525-8900
           Corporate Communications: Matt Walsh (650) 312-2245
           franklintempleton.com
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                                                          FOR IMMEDIATE RELEASE
                                                           ---------------------

           FRANKLIN RESOURCES, INC. COMPLETES THE SALE OF $420 MILLION
                            IN FIVE-YEAR SENIOR NOTES

           SAN MATEO, CA, APRIL 8, 2003 - Franklin Resources, Inc. (Franklin Templeton Investments) (NYSE: BEN) today announced that it had completed the sale of $420 million in five-year senior notes due April 15, 2008. The senior notes, which were offered to qualified institutional buyers only, have a coupon rate of 3.7%.

           The company expects to use the net proceeds from the offering for general corporate purposes, which may include repayment of existing debt.

           Franklin Resources, Inc. is a global investment organization operating as Franklin Templeton Investments. Franklin Templeton provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and more than $252 billion in assets under management as of March 31, 2003. For more information, please call 1-800/DIAL BEN(R) or visit franklintempleton.com.

           Statements in this press release regarding Franklin Resources, Inc.'s business, which are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These risks, uncertainties and other important factors are described in more detail in the risk factor section in Franklin's recent filings with the U.S. Securities and Exchange Commission, including, without limitation, the "Risk Factors" section of the Management's Discussion and Analysis of Financial Condition and Results of Operations in Franklin's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

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